SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2000

RARE HOSPITALITY INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-19924	58-1498312

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

     8215 Roswell Rd, Bldg. 600, Atlanta, Georgia 30350

(Addresses of Principal Executive Offices, including Zip Code)

     (770) 399-9595

(Registrant’s Telephone Number, including Area Code)

Item 5.   Other Events.

Changes in Our Management Since the Filing of Our Last Annual Report on Form 10-K

      On January 1, 2001, we elected Mr. Philip J. Hickey, Jr., our Chief Executive Officer, to serve as the Chairman of the Board of Directors of our company, RARE Hospitality International, Inc. Mr. Hickey replaced as Chairman of our Board of Directors Mr. George W. McKerrow, Jr., who founded our Company and who remains one of our directors. In addition, we elected Mr. Eugene I. Lee, Jr. to serve as our President and a member of our Board of Directors. Mr. Lee replaced Mr. Hickey as President. Mr. Lee, previously an Executive Vice President, will also continue to serve as our Chief Operating Officer.

      In August 2000, we elected Ms. Carolyn H. Baldwin to serve as a member of our Board of Directors. Ms. Baldwin will serve until the 2001 Annual Meeting of Shareholders. Ms. Baldwin is 52 years old. From 1977 until September 2000, Ms. Baldwin served as the President of Coca-Cola Financial Corporation and Vice President of The Coca-Cola Company, one of the world’s foremost consumer products companies. Ms. Baldwin has also served as the Chairman and Chief Executive Officer of GlobalTech Financial, LLC, a financial services company. Ms. Baldwin began her career with The Coca-Cola Company in 1977 and has worked in a variety of positions of increasing responsibility since then, including Vice President, Chief of Internal Audit and Director of the Corporate Auditing Department. Currently, Ms. Baldwin is a member of the United States Board of Directors of ING Americas, an integrated financial services company with operations in North and South America. Ms. Baldwin is also the Vice Chairman of the Board of Trustees of the Teachers Retirement System of Georgia, a director of the Executive Leadership Foundation and a member of the Board of Trustees of Fisk University, Nashville, Tennessee. As of January 15, 2001, Ms. Baldwin beneficially owned no shares of our common stock.

Safe Harbor Compliance Statement For Forward-Looking Statements

      Our company, RARE Hospitality International, Inc., intends to qualify both its written and oral forward-looking statements for protection under Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, and any other similar safe harbor provisions.

      Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to those uncertainties and risks, we urge you not to place undue reliance on our written or oral forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect future developments, changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

      We provide the following risk factor disclosure in connection with our continuing effort to qualify our written and oral forward-looking statements for the safe harbor protection of the Securities Act of 1933 and the Securities Exchange Act of 1934 and any other similar safe harbor provisions. Important factors currently known to our management that could cause actual results to differ materially from those in forward-looking statements include the disclosures contained in our Annual Report on Form 10-K, press releases and other announcements and our other filings with the SEC, and also include the following risk factors.

      If you are considering the purchase of our common stock, or other securities we may offer from time to time, you should read the following risk factors carefully before purchasing any such securities. If any of the risks discussed below actually occur, the performance of our business could be adversely affected, which may impact the trading price or value of the security you have purchased, and you could lose all or part of your investment.

We may incur additional costs and reduced profits by failing to open or by delaying the opening of planned restaurants.

      We currently plan to open approximately 21 to 25 new restaurants in 2001. If we are unable to open a new restaurant or have to delay the opening of a new restaurant, we may incur substantial costs we would not otherwise incur, which may directly decrease our profits. We may be unable to open such restaurants, or unable to open them on time, due to factors such as:

•	Our inability to find quality locations to open new restaurants;

•	Our inability to reach acceptable agreements regarding the lease or purchase of locations on which to open new restaurants;

•	Our inability to raise or have available an adequate amount of money to construct and open new restaurants;

•	Our inability to hire, train and retain the skilled management and other employees necessary to staff new restaurants when they are scheduled to open;

•	Our inability to obtain, for an acceptable cost, the permits and approvals required to open new restaurants; and

•	Our inability to efficiently manage the amount of time and money used to build and open each new restaurant.

      In addition, if we believe that we will be unable to open a new restaurant because of one of the above factors, we may have to stop construction of the restaurant or terminate any lease or purchase contract that we entered regarding such restaurant and pay damages or a termination fee to the other party to the contract. All of these factors could lead to an increase in our operating expenses and a resulting decrease in our profits. The failure to open new restaurants on a timely basis will also reduce the sales those restaurants would have contributed to our projected revenues.

Our expansion may strain our infrastructure, which could slow our restaurant development.

      We also face the risk that our existing systems and procedures, restaurant management systems, financial controls, and information systems will be inadequate to support our planned expansion. We cannot predict whether we will be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and these systems and controls. If we fail to continue to improve our information systems and financial controls or to manage other factors necessary for us to achieve our expansion objectives our operating results or cash flows could be materially adversely affected.

Fluctuations in our operating results may result in decreases in our stock price.

      Our operating results may fluctuate significantly because of several factors, including the timing of new restaurant openings and related expenses, profitability of new restaurants, increases or decreases in comparable restaurant sales, changes in consumer preferences, competitive factors and weather conditions. As a result, our operating results may fall below the expectations of public market analysts and investors. In any event, the price of our common stock would likely decrease.

      In the past, our pre-opening costs have varied significantly from quarter to quarter primarily due to the timing of restaurant openings. We typically incur most preopening costs for a new restaurant within the two months immediately preceding, and the month of, its opening. In addition, our labor and operating costs for a newly opened restaurant during the first three to six months of operation are materially greater than what can be expected after that time, both in aggregate dollars and as a percentage of restaurant sales. Accordingly, the volume and timing of new restaurant openings in any quarter has had and is expected to continue to have a significant impact on quarterly pre-opening costs, labor, direct and occupancy costs. Due to these factors, results for a quarter may not indicate results to be expected for any other quarter or for a full fiscal year.

Unanticipated expenses and market acceptance could affect the profitability of restaurants we open in new markets.

      As part of our expansion plans, we may open new restaurants in areas in which we have little or no operating experience and in which potential customers may not be familiar with our restaurants. As a result, we may have to incur costs related to the opening, operation and promotion of those new restaurants that are substantially greater than those incurred in other areas. Even though we may incur substantial additional opening and promotion costs with these new restaurants, they may fail to attract the number of customers that our more established restaurants in existing markets attract. As a result, the revenue and profit generated at new restaurants may not equal the revenue and profit generated by our existing restaurants. The new restaurants may even operate at a loss. Because of our limited number of existing restaurants, if we open one or more new restaurants that we are unable to operate at a profit, this could have a significant adverse effect on our overall profits.

      Even if we do not incur substantial opening and promotion costs in opening a new restaurant that we would not otherwise usually incur, we may not be able to profitably operate a new restaurant in new markets. If we open restaurants in areas where we did not previously have a restaurant, we may not be able to attract enough customers to operate those restaurants at a profit because potential customers may be unfamiliar with our restaurants or the atmosphere or menu of our restaurants might not appeal to them.

      Another part of our expansion plans is to open restaurants in markets in which we already have existing restaurants. We may be unable to attract enough customers to the new restaurants for them to operate at a profit. Even if we are able to attract enough customers to the new restaurants to operate them at a profit, those customers may be former customers of one of our existing restaurants in that market and the opening of a new restaurant in the existing market could reduce the revenue of our existing restaurants in that market.

We may experience higher operating costs due to increased prices and salaries, which will reduce our profits if we cannot increase menu prices to cover them.

      If we have to increase the compensation to our employees or pay higher prices for energy, supplies and food items, we may have an increase in operating costs. If we are unable to increase our menu prices or take other actions to offset our increased operating costs, our profits will decrease. Many factors affect the prices that we have to pay for the various food and other items that we need to operate our restaurants, including seasonal fluctuations, longer term cycles and other fluctuations in livestock markets, changes in weather or demand and inflation. Factors that may affect the salaries and benefits that we pay to our employees, include the local unemployment rates and changes in minimum wage and employee benefits laws. In addition to the above factors over which we have no control, we may introduce new menu items and operating procedures which may either temporarily or permanently result in increased food or labor costs.

We may lose revenue or incur increased costs if our restaurants do not receive frequent deliveries of food and other supplies.

      We have a contract with a single distributor for the distribution of most meat, food and other supplies for our LongHorn Steakhouse, Bugaboo Creek and The Capital Grille restaurants. If this distributor does not perform adequately, our inability to replace this distributor in a short period of time on acceptable terms could increase our costs or could cause shortages at our restaurants of food and other items which may cause us to remove certain items from a restaurant’s menu or temporarily close a restaurant. If we temporarily close a restaurant or remove popular items from a restaurant’s menu, that restaurant may experience a significant reduction in revenue during the time affected by the shortage or thereafter as our customers may change their dining habits as a result.

We could face labor shortages which could slow our growth.

      Our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified employees, including restaurant managers, kitchen staff and servers, necessary to keep pace with our expansion schedule. Qualified individuals of the requisite caliber and a number needed to fill these positions are in short supply in some areas. Any future inability to recruit and retain sufficient individuals may delay the planned openings of new restaurants. Any such delays or any material increases in employee turnover rates in existing restaurants could have a material adverse effect on our business, financial condition, operating results or cash flows. Additionally, competition for qualified employees could require us to pay higher wages to attract sufficient employees, which could result in higher labor costs.

Our future performance depends on our senior management who are experienced in restaurant management and who could not easily be replaced with executives of equal experience and capabilities.

      We believe that we depend significantly on the services of Philip J. Hickey, Jr. and Eugene I. Lee, Jr. If we lost the services of either Messrs Hickey or Lee, for any reason, we may be unable to replace them with qualified personnel which could have a material adverse effect on our business and development. Although we have employment agreements with Messrs. Hickey and Lee, we could not prevent them from terminating their employment with us. Also, we do not carry key person life insurance on Messrs. Hickey or Lee.

Our restaurants may not be able to continue to compete successfully with other restaurants or restaurant concepts which could lead to a reduction in our revenues.

      If our restaurants are unable to continue to compete successfully with other restaurants in new and existing markets, we may lose significant revenue. Our industry is intensely competitive with respect to price, service, location, type and quality of food. We compete with other restaurants for customers, restaurant locations and qualified management and other restaurant staff. Our LongHorn Steakhouse and Bugaboo Creek restaurants compete with other mid-priced, full service, casual dining restaurants, including steakhouses such as Outback Steakhouse, Lone Star Steaks and Logan’s Roadhouse. Our The Capital Grille restaurants compete with other upscale restaurants, including steakhouses, such as Morton’s of Chicago, Ruth’s Chris Steakhouse and The Palm as well as independent operators. Some of our competitors have greater financial resources than we have, have been in business longer or are better established in the markets where our restaurants are located or are planned to be located.

Changing consumer preferences and discretionary spending patterns could force us to modify our restaurant’s concept and menu and could result in a reduction in our revenues.

      Even if we are able to successfully compete with other restaurant companies with similar concepts, we may be forced to make changes in one or more of our concepts in order to respond to changes in consumer tastes or dining patterns. Consumer preferences could be affected by health concerns about the consumption of beef, the primary item on our LongHorn Steakhouse and The Capital Grille menu, or by specific events such as the outbreak of “mad cow disease” which occurred in the United Kingdom. If we change a restaurant concept, we may lose additional customers who do not prefer the new concept and menu, and may not be able to attract a sufficient new customer base to produce the revenue needed to make the restaurant profitable. In addition, we may have different or additional competitors for our intended customers as a result of such a concept change and may not be able to successfully compete against such competitors. Our success also depends on numerous factors affecting discretionary consumer spending, including economic conditions, disposable consumer income and consumer confidence. Adverse changes in these factors could reduce guest traffic or impose practical limits on pricing, either of which could reduce revenues and operating income.

We may incur additional costs or liabilities and lose revenue as the result of government regulation

      Our restaurants are subject to extensive federal, state and local government regulation, including regulations related to the preparation and sale of food, the sale of alcoholic beverages, zoning and building codes, and other health, sanitation and safety matters. Our restaurants may lose revenue if they are unable to maintain liquor or other licenses required to serve alcoholic beverages or food. If one or more of our restaurants was unable to serve alcohol or food for even a short time period, we could experience a reduction in our overall revenue.

      The costs of operating our restaurants may increase if there are changes in laws governing minimum hourly wages, workers’ compensation insurance rates, unemployment tax rates, sales taxes or other laws and regulations such as those governing access for the disabled, such as the Federal Americans with Disabilities Act. If any of the above costs increased and we were unable to offset such increase by increasing our menu prices or by other means, we would generate lower profits.

      Our restaurants are subject in each state in which we operate to “dram shop” laws which allow a person to sue us if that person was injured by a legally intoxicated person who was wrongfully served alcoholic beverages at one of our restaurants. A lawsuit under a dram shop law may result in a verdict in excess of our liability insurance policy limits which could result in substantial liability for us and which may have a material adverse effect on our profitability.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RARE HOSPITALITY INTERNATIONAL, INC.

	By:	/s/ Joia M. Johnson
Name: Joia M. Johnson
Title: Executive Vice President and General Counsel

Date: January 26, 2001